                                      Filed Pursuant to Rule 424(b)(3) and (c)
                                              Registration File No.: 333-06793


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                          PROSPECTUS SUPPLEMENT NO. 3
                            dated November 7, 1996
                      (To Prospectus dated July 18, 1996)
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                            SFX BROADCASTING, INC.



        This Prospectus Supplement supplements the Prospectus dated July 18, 1996 (the "Prospectus") by SFX Broadcasting, Inc. ("SFX") relating to the resale by certain securityholders of SFX of certain shares of Series D Cumulative Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") of SFX, upon the terms and subject to the conditions set forth in the Prospectus.

        This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.


         The date of this Prospectus Supplement is November 7, 1996

        This Prospectus Supplement No. 3 dated November 7, 1996, hereby further amends the Prospectus dated July 18, 1996, Prospectus Supplement No. 1 dated October 1, 1996, and Prospectus No. 2 dated October 18, 1996 as follows:

        The section of the Prospectus entitled "Selling Securityholders" is hereby amended by adding the following table:


                                               BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                ON THE DATE HEREOF                   AFTER SALE*
                                                ------------------                   ----------
                                                              NUMBER OF
                                     NUMBER OF  PERCENT OF    SHARES TO    NUMBER OF   PERCENT OF
           NAME                       SHARES      CLASS       BE OFFERED     SHARES      CLASS
           ----                       ------      -----       ----------     ------      -----
Baker Nye Securities, L.P.             5,000       **           5,000           0          **

Bond Fund Series                      30,000       1.0         30,000           0          **
Oppenheimer Bond Fund for
Growth

Phoenix Income & Growth               25,000       **          25,000           0          **

Millennium Trading Co., L.P.           5,000       **           5,000           0          **

Oppenheimer Variable                   5,000       **           5,000           0          **
Account Funds for the
account of Oppenheimer
Growth & Income Fund

Oppenheimer Main Street              105,000       3.5        105,000           0          **
Funds, Inc. for the account
of Oppenheimer Main Street
Income & Growth Fund

Forest Fulcrum, Ltd.                  72,500       2.4         72,500           0          **

Forest Fulcrum Fund, L.P.            152,500       5.1        152,500           0          **

Q Investments, L.P.                   18,750       **          18,750           0          **

Highbridge Capital Corp.               6,250       **           6,250           0          **








                                               BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                ON THE DATE HEREOF                   AFTER SALE*
                                                ------------------                   ----------
                                                              NUMBER OF
                                     NUMBER OF  PERCENT OF    SHARES TO    NUMBER OF   PERCENT OF
           NAME                       SHARES      CLASS       BE OFFERED     SHARES      CLASS
           ----                       ------      -----       ----------     ------      -----
Solomon Brothers U.S.                  4,500       **           4,500           0          **
Hybrid Equity Fund c/o
Solomon Brothers Asset
Management

Bank of America                        4,700       **           4,700           0          **
Convertible Securities Fund

Bank of America Illinois               2,200       **           2,200           0          **
Employee Benefit
Convertible Securities Fund

Pacific Horizon Capital               52,000       1.7         52,000           0          **
Income Fund

Northstar Income and                  95,000       3.1         95,000           0          **
Growth Fund

Northstar Income and                   5,000       **           5,000           0          **
Growth Fund-Variable
Annuity

Allstate Insurance Company            55,000       1.8         55,000           0          **

TCW Convertible Value                 26,200       **          26,200           0          **
Fund

General Motors Salaried               63,500       2.1         63,500           0          **
Employees Convertible Fund

State of Michigan                     16,900       **          16,900           0          **
Employees Retirement Fund

TCW Convertible Securities            39,200       1.3         39,200           0          **
Fund








                                               BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                ON THE DATE HEREOF                   AFTER SALE*
                                                ------------------                   ----------
                                                              NUMBER OF
                                     NUMBER OF  PERCENT OF    SHARES TO    NUMBER OF   PERCENT OF
           NAME                       SHARES      CLASS       BE OFFERED     SHARES      CLASS
           ----                       ------      -----       ----------     ------      -----
Cincinnati Bell Telephone              7,400       **           7,400           0          **
Convertible Value Fund

Massachusetts Mutual Life              6,900       **           6,900           0          **
Insurance Company c/o The
TCW Group, Inc.

TCW/DW Income & Growth                 4,400       **           4,400           0          **
Fund

Medical Malpractice                    1,500       **           1,500           0          **
Insurance Association

TCW Convertible Strategy              12,700       **          12,700           0          **
Fund

OCM Convertible Trust c/o             55,400       1.85        55,400           0          **
Oaktree Capital
Management, LLC

OCM Convertible Limited                3,500       **           3,500           0          **
Partnership c/o Oaktree
Capital Management, LLC

Delta Air Lines Master Trust          39,500       1.3         39,500           0          **
c/o Oaktree Capital
Management, LLC

State Employees' Retirement           14,100       **          14,100           0          **
Fund of the State of
Delaware c/o Oaktree
Capital Management, LLC

State of Connecticut                   4,900       **           4,900           0          **
Combined Investment Fund
c/o Oaktree Capital
Management, LLC







                                               BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                ON THE DATE HEREOF                   AFTER SALE*
                                                ------------------                   ----------
                                                              NUMBER OF
                                     NUMBER OF  PERCENT OF    SHARES TO    NUMBER OF   PERCENT OF
           NAME                       SHARES      CLASS       BE OFFERED     SHARES      CLASS
           ----                       ------      -----       ----------     ------      -----
State of Connecticut                 42,600        1.4         42,600           0          **
Combined Investment Fund
c/o Oaktree Capital
Management, LLC

Massachusetts Mutual Life            70,000        2.3         70,000           0          **
Insurance Company c/o
MassMutual

MassMutual Corporate                 15,000        **          15,000           0          **
Investors

MassMutual Participation              7,000        **           7,000           0          **
Investors

San Diego City Retirement            13,520        **          13,520           0          **

Occidental College                    4,050        **           4,050           0          **

San Diego County                     47,710        1.59        47,710           0          **
Convertible

Boston Museum of Fine Arts            1,430        **           1,430           0          **

Engineers Joint Pension               6,590        **           6,590           0          **
Fund

Wake Forest University               10,560        **          10,560           0          **

Nicholas-Applegate Income            40,080        1.3         40,080           0          **
& Growth Fund

Presbyterian Healthcare               8,070        **           8,070           0          **

Austin Firefighters                   4,820        **           4,820           0          **







                                               BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                ON THE DATE HEREOF                   AFTER SALE*
                                                ------------------                   ----------
                                                              NUMBER OF
                                     NUMBER OF  PERCENT OF    SHARES TO    NUMBER OF   PERCENT OF
           NAME                       SHARES      CLASS       BE OFFERED     SHARES      CLASS
           ----                       ------      -----       ----------     ------      -----

Baptist Hospital of Miami            4,170         **            4,170          0         **

Putnam Convertible Income-          82,720        2.76          82,720          0         **
Growth Fund

Putnam Balanced Retirement           2,500         **            2,500          0         **
Fund

The Putnam Advisory                  1,900         **            1,900          0         **
Company, Inc. on behalf of
Museum of Fine Art, Boston

The Putnam Advisory                  4,200         **            4,200          0         **
Company, Inc. on behalf of
Boston College Endowment

The Putnam Advisory                  9,500         **            9,500          0         **
Company, Inc. on behalf
of Promutual

The Putnam Convertible               9,800         **            9,800          0         **
Opportunities & Income Trust

The Putnam Advisory                 11,280         **           11,280          0         **
Company, Inc. on behalf of
New Hampshire State
Retirement System

Pacific Mutual Life                 20,000         **           20,000          0         **
Insurance Company

Van Kampen American                 50,500       1.69           50,500          0         **
Capital Harbor Fund

Van Kampen American                  9,500         **            9,500          0         **
Capital Convertible
Securitries, Inc.








-----------
 * Assumes the sale of all shares of the Series D Preferred Stock being offered by the Registration Statement of which this Prospectus is a part.

**   Less than 1%.


        The Series D Preferred Stock is exchangeable for Exchange Notes and convertible into SFX Class A Common Stock as described in the Prospectus. The foregoing chart assumes no such conversion or exchange.

        No other change or amendment is made hereby.